EXHIBIT 26(n)(i)
Consent of Sutherland Asbill & Brennan LLP

SAB Letterhead
April 27, 2009
Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg, Florida 33716
RE:	WRL Series Life Account WRL Associate Freedom Elite Builder File No. 333-157211/811-4420
To The Board of Directors:
     We hereby consent to the use of our name under the caption “Legal Matters” in the Statement of Additional Information for WRL Freedom Elite Builder contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-157211/811-4420) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours, SUTHERLAND ASBILL & BRENNAN LLP
By:	/s/ Mary Jane Wilson-Bilik
Mary Jane Wilson-Bilik

EXHIBIT 26(n)(ii)
Written Consent of Ernst & Young LLP

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports:

(1) dated March 27, 2009, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, and (2) dated March 25, 2009, with respect to the subaccounts of the WRL Series Life Account, included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-157211) under the Securities Act of 1933 and related Prospectus of WRL Associate Freedom Elite Builder.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 27, 2009